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                                                                    EXHIBIT 10.5

                  DIRECTOR AND OFFICER NONCOMPETITION AGREEMENT


         This Director and Officer Noncompetition Agreement ("Director Agreement"), dated as of August 9, 1996, is between GLACIER BANCORP, INC. ("Glacier"), MISSOULA BANCSHARES, INC. ("Bancshares"), and the undersigned, each of whom is a Director or officer ("Director") of Bancshares or First Security Bank of Missoula ("Bank").

                                    RECITALS

A. Glacier and Bancshares have entered into a Plan and Agreement of Merger ("Merger Agreement"), dated as of August 9, 1996, under which Bancshares will merge with and into Glacier.

B. Glacier's obligations to consummate the transactions contemplated by the Merger Agreement are conditioned on their receipt of noncompetition agreements from all directors of Bancshares and the Bank.

C. Glacier, Bancshares, and Director believe that the future success and profitability of the Bank require that existing directors of Bancshares and the Bank be available to continue to serve as directors of the Bank and not be affiliated in any substantial way with a Competing Business for a reasonable period of time after Closing.

                                    AGREEMENT

         In consideration of Glacier's performance under the Merger Agreement, Director agrees as follows:

1. DEFINITIONS. Defined terms used but not defined in this Director Agreement, have the meaning assigned to those terms in the Merger Agreement. For purposes of this "Director Agreement" the following definitions also apply:

         (a) Competing Business. "Competing Business" means any financial institution or trust company that competes within the Covered Area with Glacier, Bancshares, or the Bank, or any of their subsidiaries or affiliates.

         (b)   Covered Area. Missoula County in the State of Montana.

         (c) Term. The Term of this Director Agreement is the lesser of: (1) two years after the Director's service as a director of Bancshares, the Bank, Glacier, or any affiliate of Glacier is terminated or (2) three years from Closing.

2. AVAILABILITY. Director will be available to serve, at Glacier's request, as a director of the Bank for a period of at least one year after Closing.
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3.       PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 6 and as specified in Exhibit B to the Merger Agreement, during the Term of this Director Agreement, Director will not become involved, directly or indirectly, as a stockholder, member, partner, director, officer, manager, consultant, agent or representative of a Competing Business. After the date of this Director Agreement, Director will not increase or expand any passive investment interests of Director listed in Exhibit B to the Merger Agreement.

4. CONFIDENTIAL INFORMATION. During and after the Term of this Director Agreement, Director will not disclose any confidential information of Glacier, Bancshares, or the Bank, or any of their subsidiaries or affiliates, obtained by the Director while serving as a director the Bank.

5. EMPLOYMENT OUTSIDE COVERED AREA. Nothing in this Director Agreement prevents the Director from accepting employment outside the Covered Area from a Competing Business, if, during the Term, the Director: (a) will not act as an employee or other representative or agent of the Competing Business within the Covered Area and (b) will have no responsibilities for the Competing Business' operations within the Covered Area.

6. PASSIVE INTEREST. Nothing in this Director Agreement prevents the Director from owning 2% or less of any class of security of a Competing Business.

7. REMEDIES. Any breach of this Agreement by Director entitles Glacier and Bancshares, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

8. POST-MERGER TERMINATION. This Director Agreement automatically terminates if, after the Merger, any person, company or other entity purchases or otherwise acquires (including by merger, consolidation, or share exchange) securities representing 51% or more of the voting shares of Glacier or acquires all or substantially all of the assets of Glacier and its subsidiaries.

9. GOVERNING LAW, ENFORCEABILITY, AND VENUE. This Director Agreement is governed by Montana law. If any court determines that the restrictions set forth in this Director Agreement are unenforceable, the maximum restrictions, term, scope or geographical area that is enforceable will be substituted in place of the unenforceable provisions. The parties must bring any legal proceeding arising out of this Agreement in Flathead County, Montana.

10. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts. All the counterparts will be construed together and will constitute one Agreement.
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SIGNED as of August 9, 1996:


Director:


/s/ William L. Bouchee                           /s/ Bruce Budge
--------------------------                       -----------------------------
William L. Bouchee                               Bruce Budge

/s/ Patrick McDonald                             /s/ Douglas Lawrence
--------------------------                       -----------------------------
Patrick McDonald                                 Douglas Lawrence

/s/ Allen Fetscher                               /s/ Harold Fraser
--------------------------                       -----------------------------
Allen Fetscher                                   Harold Fraser

/s/ Craig A. Langel                              /s/ Dale Mahlum
--------------------------                       -----------------------------
Craig A. Langel                                  Dale Mahlum

/s/ Earl Pruyn                                   /s/ Christopher B. Swartley
--------------------------                       -----------------------------
Earl Pruyn                                       Christopher B. Swartley

/s/ David Thiesen                                /s/ Robert T. Wuttke
--------------------------                       -----------------------------
David Thiesen                                    Robert T. Wuttke

/s/ Weymouth Symmes
--------------------------
Weymouth Symmes


GLACIER BANCORP, INC.


By /s/ John S. MacMillan
   -----------------------
Name: John S. MacMillan
Title: President and CEO


MISSOULA BANCSHARES, INC.


By /s/ William L. Bouchee
   -----------------------
Name: William L. Bouchee
Title: President and CEO